
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Form 10-K405 and documents incorporated by reference for the year ended
December 31, 1997, and is qualified in its entirety by reference to such financial statements and footnotes.
</LEGEND>
<MULTIPLIER> 1

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                       3,308,970
<SECURITIES>                                25,409,633
<RECEIVABLES>                                4,363,818
<ALLOWANCES>                                   500,000
<INVENTORY>                                  7,514,001
<CURRENT-ASSETS>                            40,283,569
<PP&E>                                      10,525,320
<DEPRECIATION>                               4,545,471
<TOTAL-ASSETS>                              58,940,812
<CURRENT-LIABILITIES>                        5,610,826
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   141,057,881
<OTHER-SE>                                (87,829,767)
<TOTAL-LIABILITY-AND-EQUITY>                58,940,812
<SALES>                                              0
<TOTAL-REVENUES>                            10,824,380
<CGS>                                                0
<TOTAL-COSTS>                                4,774,920
<OTHER-EXPENSES>                            31,994,605
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              50,884
<INCOME-PRETAX>                           (23,596,912)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                       (23,596,912)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                              (23,596,912)
<EPS-PRIMARY>                                   (1.66)<F1>
<EPS-DILUTED>                                        0

<F1>Basic and diluted net loss per share are the same amount.  No restatement of prior financial data schedules was necessary for adoption of Financial Accounting Standards Board Statement No. 128, "Earnings Per Share."

